Exhibit 15.1

August 2, 2005

Securities and Exchange Commission

Station Place

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 3, 2005 on our review of interim financial information of GlobalSantaFe Corporation and its subsidiaries (the “Company”) for the three month periods ended March 31, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP